SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of report (Date of earliest event reported):
                       August 22, 2007 (August 20, 2007)



                         Energroup Holdings Corporation.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)


                      0-32873                             87-0420774
                      -------                             ----------
              (Commission File Number)         (IRS Employer Identification No.)


                   12890 Hilltop Road
                     Argyle, Texas                            76226
                     -------------                            -----
        (Address of Principal Executive Offices)           (Zip Code)


                                 (972) 233-0300
               (Registrant's Telephone Number, Including Zip Code)

                       Energroup Technologies Corporation
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

     Reference is made to the disclosure set forth under Item 8.01 of this report with regard to changes in management, which disclosure is incorporated herein by reference.

Item 5.03  Amendment of Articles of  Incorporation  or Bylaws;  Change in Fiscal
     Year

     Reference is made to the disclosure set forth under Item 8.01 of this report with regard to the adoption of the Articles of Incorporation and Bylaws of Energroup Holdings Corporation as the Articles and Bylaws of the Registrant.

Item 8.01 Other Events

     At the Special Meeting of Shareholders of Energroup Technologies Corporation, a Utah corporation (the "Registrant"), held on August 14, 2007, the Registrant's shareholders approved proposals to: (i) effect a 1-for-7 reverse stock split in the issued and outstanding shares of the Registrant's common stock; and (ii) change state of incorporation of the Registrant from Utah to Nevada by merging the Registrant with and into Energroup Holdings Corporation, a wholly owned Nevada corporation ("Energroup Nevada"), in connection with which the Articles of Incorporation and Bylaws of Energroup-Nevada would become the Articles of Incorporation and Bylaws of the Registrant. The proposals were described in the definitive Schedule 14C Information Statement, which was filed with the Securities and Exchange Commission on July 23, 2007.

     Pursuant to such shareholder approval, effective on August 20, 2007, the Registrant implemented a 1-for-7 reverse stock split in its issued and outstanding shares of common stock which reduced the number of its issued and outstanding shares of capital stock from 13,496,472 shares of common stock to approximately 1,943,812 post-split shares of common stock. In connection with the reverse stock split, no shareholder of record on July 9, 2007, the record date for the Special Meeting (the "Record Date"), who held fewer than 100 shares was affected by the reverse stock split and no shareholder of record on the Record Date who held more than 100 shares had his, her or its ownership reduced to fewer than 100 post-split shares of common stock as a result of the reverse stock split. In addition, effective on August 20, 2007, the Registrant was merged with and into Energroup Nevada and the Articles of Incorporation and Bylaws of Energroup-Nevada became the Articles of Incorporation and Bylaws of the Registrant.

     As a result of the actions described above, the symbol for the Registrant's common stock on the OTC Bulletin Board has been changed from "EGRT" to "EGHC" and the Company's common stock began quotation under the new symbol (on a post split, post-merger basis) on August 21, 2007.

     The Plan of Merger with respect to merger of the Registrant with and into Energroup Nevada provided that Timothy P. Halter, the sole officer and director Energroup Nevada, would hold the same offices in the surviving corporation following the merger. Accordingly, effective August 20, 2007, the size of the Registrant's board of directors was reduced from three to one, Stephen R. Fry and Thomas J. Howells resigned from their positions as directors of the Registrant and Timothy P. Halter continued in office as President, Secretary, Treasurer and the sole director of Energroup Nevada, which became the registrant.

Item 9. Financial Statements and Exhibits

(d)  The following documents are included as exhibits to this report:

Exhibit     SEC Ref.
No.         No.       Title of Document                               Location
--------    ------    -----------------                               --------
3.1         3         Articles of Amendment of                       This Filing
                      Energroup Technologies Corporation
                      Dated August 14, 2007
3.2         3         Articles of Merger and Plan of Merger          This Filing
                      Between Energroup Technologies Corporation
                      and Energroup Holdings Corporation Dated
                      August 14, 2007
3.3         3         Articles of Incorporation of                   This Filing
                      Energroup Holdings Corporation
3.4         3         Bylaws of Energroup Holdings Corporation       This Filing


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Energroup Holdings Corporation
                                             A Nevada Corporation


Date: August 22, 2007                        By: /s/ Timothy P. Halter
                                                 ---------------------
                                                 Timothy P. Halter
                                                 President